SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 09, 2005

FLYi, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21976	13-3621051
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

45200 Business Court, Dulles, VA		20166
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (703) 650-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On August 9, 2005, FLYi, Inc. (NASDAQ/NM: FLYI) issued a news release concerning its second quarter 2005 financial and operating results. A copy of that release is attached as Exhibit 99 to this Form 8-K and incorporated herein by reference.

This filing on Form 8 K contains forward-looking statements and information that is based on management’s current expectations as of the date of this document. When used herein, the words “anticipate”, “believe”, “estimate” and “expect” and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements.  Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of the Company to be materially different from those reflected in such forward-looking statements.  Such risks and uncertainties include, among others:  the ability of the Company to continue as a going concern; the ability to improve yield in an extreme low-yield industry environment with intense competition from other carriers, some of which are operating under bankruptcy protection; the ability to increase operating revenues and reduce operating costs to address liquidity; the ability of Independence Air to effectively implement its low-fare business strategy utilizing regional jets and Airbus aircraft, and to compete effectively as a low-fare carrier, including passenger response to Independence Air’s A-319 service, and the response of competitors with respect to service levels and fares in markets served by Independence Air; the ability to manage inventory to maximize yield; the effects of high fuel prices on the Company’s costs, and the availability of fuel; the ability to adjust operations, realize on internal or external sources of liquidity or otherwise address the Company’s financial obligations; the ability to successfully and timely complete the acquisition of, maintain certification for, meet pre-delivery payment obligations for, and secure financing of, its Airbus aircraft, and to successfully integrate these aircraft into its fleet; the costs of returning CRJ and J41 aircraft and related records to lessors consistent with terms agreed as part of the Company’s February 2005 restructuring and the possibility of additional returns based on previously announced financial milestones under the terms of the February 2005 restructuring; the ability to successfully remarket or otherwise make satisfactory arrangements for its nine J41 aircraft not terminated as part of its restructuring and for three 328Jet aircraft not assigned to Delta; the ability to successfully hire, train and retain employees; the ability to reach and ratify an agreement with AMFA on mutually satisfactory terms; the ability to maintain listing of the Company’s common stock on the NASDAQ National Market; changes in the competitive environment as a result of restructuring, realignment, or consolidations by the Company’s competitors; the ongoing deterioration in the industry’s revenue environment; the seasonality of air travel, particularly for leisure travelers; and general economic and industry conditions, any of which may impact Independence Air or the Company, its aircraft manufacturers and its other suppliers in ways that the Company is not currently able to predict.   Certain of these and other risk factors are more fully disclosed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Risk Factors Affecting the Company”, and “Risk Factors Affecting the Airline Industry” in the Company’s Form 10-K/A for the year ended December 31, 2004 and under “Risk Factors,” in the Company’s Form 10-Q for the quarter ended June 30, 2005. The Company does not intend to update these forward-looking statements prior to its next required filing with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FLYi, Inc.

Date: August 10, 2005	By:	/S/	David W. Asai
David W. Asai
Vice President, Controller and Chief
Accounting Officer